Ex-99.906.CERT

Corsair Opportunity Fund

Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay Petschek, Principal Executive Officer of the Corsair Opportunity Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/8/2016

By	/s/ Jay Petschek
Title	Jay Petschek, President and Principal Executive Officer

I, Thomas Hess, Principal Financial Officer of the Corsair Opportunity Fund certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/8/2016

By	/s/ Thomas Hess
Title	Thomas Hess, Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Corsair Opportunity Fund, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.